Exhibit 99.2

Concierge Technologies Completes Spinoff of Janus Cam to Management Team

Shareholders Approve of 1:10 Reverse Stock Split

San Francisco, CA, May 7, 2015; Concierge Technologies, Inc. (OTC: CNCG), a supplier of mobile video devices through its wholly owned subsidiary, Janus Cam, today announced that it has completed the sale of Janus Cam to Janus Cam’s president, Peter Park, and Janus Cam’s chief financial officer, Nelson Choi in a transaction involving a forgiveness of intercompany debt and the redemption and cancellation of 68 million shares of the common stock of Concierge Technologies held by Park and Choi in exchange for all of the issued and outstanding shares of Janus Cam.

In addition to the Janus Cam spinoff, shareholders also authorized the board of directors to effectuate a reverse split of all classes of the authorized shares of the company in a ratio of 1:10. The directors have not yet set a date when such a reverse split may be initiated.

The two actions were first announced on March 4, 2015 and required the approval of a majority of shareholders of Concierge Technologies, acceptance and filing of a definitive information statement with the Securities and Exchange Commission and mailing of the information statement to Concierge shareholders before the actions could be finalized.

In connection with the spinoff, Concierge Technologies has entered into a distribution agreement with Janus Cam which provides for Concierge Technologies to purchase the popular Janus V2HD camera product at discounted pricing for resale to specified customers. Commenting on the transactions, David Neibert, CFO of Concierge Technologies, stated “This is a strategic move benefiting all parties concerned from both a financial and service perspective. Under the new leadership of Nicholas Gerber, who was appointed CEO in January, the long-term goals of Concierge changed and we were unable to align our new strategic initiatives with those of Janus Cam management. Janus Cam has been posting steady losses over the past several years and would require a significant infusion of capital in order to reach profitability under Concierge ownership. The parties agreed that a spinoff of Janus Cam back to private ownership would be the best solution for both. We wish Peter and Nelson the best of success with Janus Cam and we look forward to continuing our relationship in a vendor/customer fashion in the future as a distributor of their Janus V2HD product line. In addition to that ongoing business, Concierge is also devoting considerable effort to sourcing additional revenue streams through strategic mergers or acquisitions of established businesses. We believe that a move towards diversification of interest and a focus on profitability will provide the best results for our shareholders and produce the return on investment that they have expected and deserve to earn.”

This release may contain "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a more detailed description of the risk factors and uncertainties affecting Concierge Technologies or its subsidiary companies, please refer to the Company's recent Securities and Exchange Commission filings, which are available at the Company’s website or at www.sec.gov.

For information about Concierge Technologies, Inc. contact:

Concierge Technologies, Inc.: www.conciergetechnology.net
Nicholas Gerber, CEO: ngerber@conciergetechnology.net
David Neibert, CFO: dneibert@conciergetechnology.net
Tel: 866-800-2978 ext. 3